Exhibit 4.60

Dated the              day of                      2008

LEASEPLAN INFRASTRUCTURE SERVICES LIMITED

First Part

TRINTECH TECHNOLOGIES LIMITED

Second Part

TRINTECH GROUP PLC

Third Part

SUPPLEMENTAL DEED

A & L Goodbody

Solicitors

THIS INDENTURE is dated the              day of                      2008 and made between:

(1)	LEASEPLAN INFRASTRUCTURE SERVICES LIMITED having its registered office at 25-28 North Wall Quay, Dublin 1(hereinafter called the Landlord which expression shall where the context so admits or requires include its successors in title, executors, administrators and assigns) of the first part;

(2)	TRINTECH TECHNOLOGIES LIMITED having its registered office at Block C, Central Park, Leopardstown, Dublin 18 (hereinafter called the Tenant which expression shall where the context so admits or requires include its successors and permitted assigns) of the second part; and

(3)	TRINTECH GROUP PLC having its registered office at Block C, Central Park, Leopardstown, Dublin 18 (hereinafter called the Guarantor which expression shall where the context so admits or requires include its successors and assigns) of the third part.

WHEREAS:-

A.	This Indenture is supplemental to the Lease hereinafter referred to.

B.

By Lease (hereinafter called the Lease) dated the 24th day of November 2006 and made between the Landlord of the first part, the Tenant of the second part and the Guarantor of the third part the premises more particularly described in the First Schedule hereto were demised to the Tenant for the term of 4 years and 11 months from the 15th day of November 2006 subject to the payment of the rents thereby reserved and to the observance and performance of the covenants on the part of the Tenant and conditions therein contained.

C.	The Tenant has requested the Landlord to agree to the alteration of certain terms of the Lease in the manner hereinafter appearing which the Landlord has agreed to do.

D.	The Guarantor has joined in this Deed of Variation for the purposes of confirming the contents hereof.

NOW THIS INDENTURE WITNESSETH AND IT IS HEREBY MUTUALLY AGREED as follows:-

1.	The Landlord, the Tenant and the Guarantor HEREBY AGREE that terms defined in the Lease shall have the same meanings herein.

2.	That the description of the Demised Premises in the Lease set out in the First Schedule hereto shall be replaced with the description of the Demised Premises set out in the Second Schedule hereto.

3.

That the number of car parking spaces shall from the 1st day of October 2008 be decreased by 2 to 6 car parking spaces so that the Tenant shall no longer have the use of the car parking spaces numbered 499 and 500.

4.	That the yearly rent reserved by the Lease shall be decreased to the sum of €63,477 (of which €9,000 is apportioned in respect of the 6 car parking spaces) payable quarterly in advance on the days nominated in the Lease for the period commencing on 1 October 2008 and ending on 31 May 2009 and thereafter the yearly rent shall be subject to review in accordance with the provisions of the First Reddendum of the Lease on 1 June 2009.

5.

That the yearly rent for the use of the reception area reserved by the Lease shall be decreased to the sum of €1,176 payable quarterly in advance on the days nominated in the Lease for the period commencing on the 1st day of October 2008 and ending on the 31st day of May 2009 and thereafter the yearly rent for the use of the reception area shall be subject to review in accordance with the provisions of the Second Reddendum of the Lease on the 1st day of June 2009.

6.	That with effect from the 1st day of October 2008 the Lease shall be deemed to be amended in the following manner:

6.1.	First Reddendum, “48.5%” is deleted and replaced by “21.9%”.

6.2.	Second Reddendum, “48.5%” is deleted and replaced by “21.9%”.

6.3.	Clause 5.2, “48.5%” is deleted and replaced by “21.9%”.

6.4.	Clause 5.5.1.1, “48.5%” is deleted and replaced by “21.9%”.

6.5.	Clause 5.5.1.2, “48.5%” is deleted and replaced by “21.9%”.

6.6.	Clause 5.32, “48.5%” is deleted and replaced by “21.9%”.

7.	That save as hereby modified the Lease shall continue in full force and shall be deemed always to have operated and shall henceforth operate as though the amendments hereby made were incorporated in the Lease.

8.	In all other respects the parties hereto confirm the Lease.

IN WITNESS whereof the parties hereto have caused their respective Common Seals to be affixed hereto the day and year first herein WRITTEN.

FIRST SCHEDULE

ALL THAT AND THOSE the portion of the Office Block located on the ground floor shown comprising 427 square meters gross internal area for the purposes of identification only outlined in blue on Plan No. 2 attached to the Lease and without derogating from the generality of the foregoing includes:-

(a)	the internal plaster surface finishes of all structural or load bearing walls, structural or load bearing beams, structural or load bearing pillars and structural and load bearing columns therein or which enclose the same but not other part or parts of such walls, beams, pillars or columns;

(b)	the screeded floor finishes so that the lower limit of the Demised Premises shall include such finishes but not shall extend below them and in the event of any raised floors the Demised Premises shall include the cavity below any raised floors;

(c)	the cavity above any suspended ceilings but so that the upper limit of the Demised Premises shall not extend above the surface finish of any ceilings above such suspended ceilings;

(d)	the entirety of all internal, non structural or non load bearing walls and columns within the Demised Premises;

(e)	the inner half severed medially of the internal non load bearing walls (if any) that divide the Demised Premises from other parts of the Office Block.

(f)	the glass in the doors and door frames within the Demised Premises;

(g)	all cisterns, tanks, radiators, boilers, heating apparatus and conduits within and used solely for the purposes of the Demised Premises;

(h)	all Landlords fixtures and fittings now or hereafter in or upon the Demised Premises and it is agreed that the Landlords fixtures and fittings at the date of this Lease comprise those set out in the Sixth Schedule hereto;

(j)	all additions and improvements to the Demised Premises

EXCEPTING AND RESERVING from this demise ALL THOSE the structure, exterior and structural walls, exterior window frames and glass therein, floor slabs, foundations, structural ceilings, structural supports and columns, roof and all other parts of the Office Common Parts.

SECOND SCHEDULE

ALL THAT AND THOSE the portion of the Office Block located on the ground floor shown comprising 184 square meters gross internal area for the purposes of identification only outlined in red on the Plan annexed hereto and without derogating from the generality of the foregoing includes:-

(a)	the internal plaster surface finishes of all structural or load bearing walls, structural or load bearing beams, structural or load bearing pillars and structural and load bearing columns therein or which enclose the same but not other part or parts of such walls, beams, pillars or columns;

(b)	the screeded floor finishes so that the lower limit of the Demised Premises shall include such finishes but not shall extend below them and in the event of any raised floors the Demised Premises shall include the cavity below any raised floors;

(c)	the cavity above any suspended ceilings but so that the upper limit of the Demised Premises shall not extend above the surface finish of any ceilings above such suspended ceilings;

(d)	the entirety of all internal, non structural or non load bearing walls and columns within the Demised Premises;

(e)	the inner half severed medially of the internal non load bearing walls (if any) that divide the Demised Premises from other parts of the Office Block.

(f)	the glass in the doors and door frames within the Demised Premises;

(g)	all cisterns, tanks, radiators, boilers, heating apparatus and conduits within and used solely for the purposes of the Demised Premises;

(h)	all Landlords fixtures and fittings now or hereafter in or upon the Demised Premises and it is agreed that the Landlords fixtures and fittings at the date of this Lease comprise those set out in the Sixth Schedule hereto;

(j)	all additions and improvements to the Demised Premises.

EXCEPTING AND RESERVING from this demise ALL THOSE the structure, exterior and structural walls, exterior window frames and glass therein, floor slabs, foundations, structural ceilings, structural supports and columns, roof and all other parts of the Office Common Parts.

PRESENT when the Common Seal of LEASEPLAN INFRASTRUCTURE SERVICES LIMITED was affixed hereto:-

Director

Director/Secretary

PRESENT when the Common Seal of TRINTECH TECHNOLOGIES LIMITED was affixed hereto:-

Director

Director/Secretary

PRESENT when the Common Seal of TRINTECH GROUP PLC was affixed hereto:-

Director

Director/Secretary